Exhibit 10.8
TRUST FOR NON-QUALIFIED DEFERRED
COMPENSATION BENEFIT PLANS
TRUST AGREEMENT
BETWEEN
FLOWSERVE CORPORATION
AND
JPMORGAN CHASE BANK, N.A.
Grantor Trust Agreement

TABLE OF CONTENTS

AGREEMENT	4
1. Continuation of Trust	4
2. Payments to Plan Participants and their Beneficiaries	5
3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent	6
4. Payments to the Company	7
5. Investment Authority	10
6. Disposition of Income	13
7. Records; Annual Account	13
8. Responsibility of Trustee	14
8A. Indemnification	15
9. Compensation and Expenses of the Trustee	16
10. Resignation and Removal of Trustee	17
11. Appointment of Successor	18
12. Amendment or Termination	18
13. Miscellaneous	18
14. Effective Date	21
Grantor Trust Agreement

TRUST FOR NON-QUALIFIED DEFERRED COMPENSATION BENEFIT PLANS OF
FLOWSERVE CORPORATION
This amended and restated trust agreement (this “Agreement”) is made this _____ day of _______________, 20__ by and between Flowserve Corporation (the “Company”) and JPMorgan Chase Bank, N.A. (“Trustee”);
RECITALS
(A)	The Company has adopted the nonqualified deferred compensation Plan(s) as listed in Schedule A.

(B)	The Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);

(C)	On October 1, 1987, The Duriron Company, Inc., now known as Flowserve Corporation, established two grantor trusts, the Duriron Company, Inc. First Master Benefit Trust and the Duriron Company, Inc. Second Master Benefit Trust (hereinafter collectively called the “Trust”) to which it has contributed assets to be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

(D)	The Company now wishes to consolidate the Duriron Company, Inc. First Master Benefit Trust and the Duriron Company, Inc. Second Master Benefit Trust into a single trust arrangement pursuant to which the assets of both such trusts will be merged, consolidated and held under, and pursuant to, this Agreement, as of the effective date listed in Section 16;

(E)	It is the intention of the parties that this Trust shall continue to constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

(F)	It is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

(G)	The parties desire to amend and restate the Trust upon the terms and conditions hereinafter set forth;

(H)	Section 13.2 of each of the Duriron Company, Inc. First Master Benefit Trust and the Duriron Company, Inc. Second Master Benefit Trust respectively permit the amendment of such trusts by the Company, as successor to the Duriron Company, Inc., and the Trustee;

(I)	Nothing herein is intended to constitute a material modification of any deferred compensation arrangement under which all deferred amounts were earned and
Grantor Trust Agreement

vested as of December 31, 2004 and which the Board of Directors of the Company (the “Board”) has or shall have designated as not subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to Treasury Regulation section 1.409A-6, and this Agreement shall be interpreted accordingly;

(J)	The parties agree to continue the Trust and agree that from the date of this Agreement the Trust shall be comprised, held and disposed of as follows.
AGREEMENT
1.	Continuation of Trust
(a)	The Company and the Trustee hereby continue the Trust previously established, which shall be held, administered and disposed of by the Trustee as provided in this Agreement. This amendment of the previously established Trust is not intended to adversely affect the rights of participants thereunder.

(b)	The Trust hereby established shall be irrevocable.

(c)	The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d)	The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e)	The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

(f)	It is the intent of the Company that all benefits payable under the Plans that were earned and vested as of December 31, 2004 (the “Grandfathered Benefits”) not be subject to Section 409A of the Code. Accordingly, except as explicitly provided therein, no amendment to any Plan or the Trust shall be effective with respect to the Grandfathered Benefits if such amendment would constitute a material modification for purposes of Section 409A of the Code and the regulations and other guidance issued thereunder.
Grantor Trust Agreement

2.	Payments to Plan Participants and their Beneficiaries
(a)	The Company shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries) or that provides other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Company shall provide the Trustee with written instructions as to the aggregate amount of any federal, state and local taxes that may be required to be withheld with respect to the payment of benefits from the Trust, and the Trustee shall remit such amounts to the Company for payment and reporting to the appropriate taxing authorities by the Company.

(b)	The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by the Company or such party as it shall designate under the Plan(s) (which party shall not be the Trustee), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

(c)	The Company shall be responsible for providing the Trustee complete and accurate information required or otherwise requested by the Trustee, within the time frame and in the manner prescribed or agreed to by the Trustee, in order to make such payments or transfers, including, without limitation, a payee’s name and address.

(d)	The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). In such event, the Company may direct the Trustee to reimburse the Company for its payment of Plan benefits or other expenses paid by the Company upon the Company’s written certification that it has made such payment and the amount to be reimbursed. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the Payment Schedule provided to the Trustee by the Company, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient to comply with the Company’s specific payment instructions.

(e)	The Trustee shall have no duty to question the propriety of any direction of the Company to make payments, reimbursements or transfers, to account for funds retained in or disbursed from any accounts to which payments or transfers are made, to see to the application of payments, reimbursements or transfers, or to ascertain whether the Company’s directions to make payments, reimbursements or transfers comply with the terms of the Plan(s). The Trustee shall have no liability hereunder and shall be fully protected by the Company against any claims, damages, liabilities, losses, costs and expenses, including reasonable attorneys fees, resulting from its making payments, reimbursements or transfers pursuant to the Company’s direction or failure to make any payments, reimbursements or transfers in the absence of directions.
Grantor Trust Agreement

(f)	After payment of all benefits pursuant to each Plan made hereunder, any remaining assets shall be paid in a lump sum to the Company (and not to any affiliate of the Company) at the direction of the Company’s Board, which shall certify to the Trustee that all Plan obligations have been satisfied. Additionally, the Company shall have the right annually, by written notice to the Trustee within one hundred twenty (120) days after the end of each calendar year, to request a distribution to the Company from the Trust of the amount, if any, by which the fair market value of Plan assets at the end of the most recently completed calendar year is more than 110% of the aggregate present value of all applicable Plan liabilities; provided, however, that this withdrawal right may not be exercised by the Company on or after a Change of Control (as defined in Section 5 below). For purposes of this Section 2(f), the present value of amounts to be paid under the Plans shall, if withdrawal is to be made, be certified to the Trustee by an independent firm of accredited actuarial consultants, such independent firm of accredited actuarial consultants which shall be selected by the Company,and which is acceptable to the Trustee.
3.	Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent
(a)	The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.
(1)	The Board and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(2)	Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency. The Trustee shall not be considered to have knowledge or received notice of the Company’s Insolvency unless and until the knowledge or notice is actually received by:
(i)	The individual, or his successor, last identified in writing by the Trustee as the proper party to receive notices; or
Grantor Trust Agreement

(ii)	The individuals held out to the Company as being responsible for the day to day administration of this Agreement; or

(iii)	The manager of the department in which the individuals described in sub-section (ii) above perform their duties with respect to this Agreement.
(3)	If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.

(4)	The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).
(c)	Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the Payment Schedule for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.
4.	Change of Control

A Change of Control, for purposes of this Agreement, is defined as the occurrence of any of the following:
(a)	On the date any “Person” (as defined in subparagraph 4(e) below) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company (the “Voting Stock”); other than an acquisition (1) directly from the Company; (2) by the Company or any Subsidiary (as defined in subparagraph 4(e) below); (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in subparagraph 4(c)(1) and (2) are satisfied; or (5) by any Person who is considered to own stock of the Company constituting thirty percent (30%) or more of the Voting Stock immediately prior to such additional acquisition. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired ownership of stock of the Company possessing thirty percent (30%) or more of the Voting Stock as a result of the acquisition of the Voting Stock, which, by reducing the number of
Grantor Trust Agreement

shares of Voting Stock, increases the proportional number of shares owned by the Subject Person; provided, however, that if following such acquisition of shares of Voting Stock by the Company, the Subject Person acquires additional Voting Stock which increases the percentage ownership of the Subject Person to an amount that would constitute thirty percent (30%) of the then outstanding Voting Stock (excluding any shares of Voting Stock previously acquired by the Company), then a Change of Control shall then be deemed to have occurred; or

(b)	On the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

(c)	On the date of consummation of a reorganization, merger, or consolidation, in each case, immediately following which a Person owns stock of the Company that, together with stock held by such Person prior to such reorganization, merger or consolidation, constitutes more than fifty percent (50%) of the total fair market value of the Company; unless, following such reorganization, merger or consolidation: (1) more than fifty percent (50%) of the then outstanding Voting Stock is owned, directly or indirectly, by all or substantially all of the individuals and entities who were the owners of the Voting Stock immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation; or (2) (a) officers of the Company as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the officers of the ultimate parent company of the corporation resulting from such reorganization, merger or consolidation; (b) elected members of the Board as of the effective date of such reorganization, merger or consolidation constitute at least three quarters (3/4) of the board of directors of the ultimate parent company of the corporation resulting from such reorganization, merger or consolidation; and (c) the positions of Chairman of the board of directors, the Chief Executive Officer and the President of the corporation resulting from such reorganization, merger or consolidation are held by individuals with the same positions at the Company as of the effective date of such reorganization, merger or consolidation.

(d)	On the date any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, unless such assets have been acquired by a corporation with respect to which, following such acquisition, (1) more than fifty percent (50%) of, respectively, the then outstanding shares of stock of such corporation and the combined voting power of the then outstanding voting stock of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then owned, directly or indirectly, by all or substantially all of the individuals and entities who were the owners, respectively, of
Grantor Trust Agreement

outstanding stock of the Company and the Voting Stock immediate prior to such acquisition, in substantially the same proportions as their ownership immediately prior to such acquisition; (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or any Person owning immediately prior to such acquisition, directly or indirectly, twenty percent (20%) or more of all of the outstanding shares of stock of the Company or the Voting Stock, owns, directly or indirectly, twenty percent (20%) or more of all of the then outstanding stock of such corporation or the combined voting power of the then outstanding voting stock of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (3) at least two-thirds (2/3) of the members of the board of directors of such corporation (or any parent thereof) were members of the Company’s Board at the time of the execution of the initial agreement or action of the Board providing for such acquisition of the Company’s assets. For purposes of this subparagraph (iv), gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, no Change of Control shall be deemed to occur when there is such a sale or transfer to (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (2) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (3) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the outstanding stock of the Company; or (4) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company. For purposes of the foregoing, a Person’s status is determined immediately after the asset transfer.
(e)	For purposes of (a), (b), (c) and (d) above, “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Treasury Regulations issued under Section 409A of the Code. “Subsidiary” means any corporation which is a member of a controlled group of corporations (determined in accordance with Section 414(b) of the Code) of which the Company is a member and any other trade or business (whether or not incorporated) which is controlled by, or under common control (determined in accordance with Section 414(c) of the Code) with the Company.

(f)	The Board and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of a Change in Control. Unless the Trustee has received notice from the Board or the Chief Executive Officer of the Company of the occurrence of a Change of Control, the Trustee shall have no duty to inquire whether a Change of Control has occurred.
5.	Payments to the Company

Except as provided in (i) Section 2(a) with respect to remittance to the Company of withheld taxes, (ii) Section 2(d) with respect to reimbursement to the Company of benefits paid directly to the Plan participant or his or her beneficiary and expenses paid by the Company, (iii) Section 2(f) with respect to payment of Trust assets to the Company as a result of overfunding of the Trust, and (iv) Section 3 hereof, after the Trust
Grantor Trust Agreement

has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s). The Trustee shall not be required to independently determine whether all benefit payments have been made to Plan participants and beneficiaries pursuant to the terms of the Plan(s) and may rely upon written notification to such effect as provided by the Company or its accountants, legal counsel or Plan consultants.

6.	Investment Authority
(a)	The Trustee shall have no discretion or authority with respect to the investment of Trust assets, but shall act solely as a directed Trustee, and shall invest and reinvest the principal and income of the Trust and keep the Trust invested in such investments as directed by the Company or one or more investment managers appointed by the Company in accordance with Section 6(b). Upon and after a Change of Control, in the event that the persons serving as of the date of the Change of Control will cease to serve as a majority of the Board, then immediately prior to the Change of Control, such members of the Board shall appoint an independent institutional Investment Manager, which shall not be the Trustee, for purposes of directing investment of the Trust assets upon and after a Change of Control, and such manager may only be removed by the written consent of a sixty-five percent (65%) of the then plan participants, including former plan participants whose benefits have not been fully distributed. The Trustee shall have no duty to question any action or direction or failure to give directions of the Company or any duly appointed Investment Manager as to the investment, reinvestment, management, disposition or distribution of Trust assets. To the extent necessary to carry out the directions of the Company or any duly appointed Investment Manager, the Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:
(1)	to invest any part or all of the Trust without distinction between principal and income and in such securities or any kind of property, real or personal, wherever situated, including, but not limited to, common or preferred stocks, warrants, rights, securities of any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, as amended (including any such investment company or investment trust to which the Trustee or an affiliate provides services and/or from which it receives fees as investment advisor, custodian, transfer agent or sub-transfer agent, registrar, administrator or sub-administrator, or in any other capacity), exchange funds, real estate investment trusts, limited partnerships, venture capital funds, private equity investments, real estate, farms and ranches, oil and gas rights, closely held companies, family limited partnerships, and corporate or government bonds, notes, debentures and other evidence of indebtedness or ownership.

(2)	to invest and reinvest or otherwise deposit the Trust assets in savings accounts, time deposit accounts, certificates of deposit, money market funds, or other evidences of deposit issued by the Trustee and/or any other national bank, savings and loan institution, state member bank,
Grantor Trust Agreement

state non-member bank, or other depository institution, including any such entity which now or in the future is an affiliate of the Trustee.

(3)	to retain in cash or cash equivalents so much of the Trust as may be required for liquidity needs of the Plan(s) and to deposit any such cash held in the Trust with any bank or savings institution, including its own banking department, without liability for interest on such cash deposits.

(4)	to exercise any exchange privileges, conversion privileges and conversion rights available under any security or other property held in the Trust; consent to or dissent from the reorganization, consolidation, merger or the readjustment of the finances of, or the sale, mortgage, pledge, or lease of the property of any entity that has issued any security held in the Trust; deposit any securities or other property held in the Trust with any protective, reorganization, or similar committee and delegate discretionary power to that committee; do any other act in connection with matters described in this Section, including exercising options, making agreements or subscriptions, or paying expenses, assessments, or subscriptions which the Trustee believes is necessary or advisable.

(5)	to vote any stock or other security and exercise any right appurtenant to any stock, security or other property held in the Trust, either in person or by general or limited proxy, power of attorney or other instrument.

(6)	to settle, compromise, or submit to arbitration any claims, debts or damages due to or owing from the Trust, commence and defend suits or legal proceedings and represent the Trust in all suits or legal proceedings, except that the Trustee may not exercise any of the powers referred to in this subsection without the consent of the Company if the matter relates solely to the rights or status under the Plan(s) of a participant or beneficiary or any other person.

(7)	to manage, operate, repair, or improve and collect the income from any real or personal property held in the Trust.

(8)	to renew or extend, or participate in the renewal or extension of, any debt owing to the Trust and agree to a reduction in the rate of interest on any such debt or to any other modifications or changes to the terms of any mortgage or of any guarantee pertaining thereto; waive any default whether in the performance of any covenant or condition of any evidence of any debt or mortgage or in the performance of any guarantee or to enforce any rights available to the Trustee because of any default; exercise and enforce any and all rights of foreclosure, bid in property on foreclosure, take a deed in lieu of foreclosure, with or without consideration, and release the obligation on any note or other evidence of debt secured by that mortgage; and exercise and enforce in any action, suit or other proceeding at law and in equity any rights or remedies in respect to any such debt, mortgage or guarantee.
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(9)	to hold securities in bulk or bearer form, or deposit them with any central depository authorized under applicable law, in its own name or in the name of a nominee without the addition of words indicating that the property is held in a fiduciary capacity.

(10)	to join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee.

(11)	to make, execute and deliver, as Trustee, with or without providing for no individual liability on its part, any and all conveyances, mortgages, contracts, waivers, releases, leases, assignments, powers of attorney or other written instruments considered necessary and appropriate in the administration of the Trust.

(12)	to lend securities to banks and broker-dealers approved by the Company, consistent with regulations issued by applicable regulatory authorities, and under the terms of a written agreement between the Company and the Trustee.

(13)	except as otherwise provided in this Agreement or under applicable law, execute all instruments, engage in all proceedings and exercise all rights, powers and privileges considered necessary and appropriate to discharge the purposes of this Agreement.
(b)	The Company may appoint one or more investment managers (“Investment Managers”), pursuant to a written investment management agreement describing the powers and duties of the Investment Manager, to direct the investment and reinvestment of all or a portion of the Trust. The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Investment Manager’s continuing satisfaction of the requirements set forth above until it receives written notice from the Company to the contrary.

(c)	The Trustee will not be responsible to invest or otherwise manage any portion of the Trust that is subject to the investment direction of the Company or an Investment Manager and will not be liable, in any respect for any investment decision made by the Company or Investment Manager. The Company or Investment Manager, as the case may be, shall provide directions to the Trustee as to the exercise of voting and other discretionary rights with respect to any securities that are subject to the Company’s or Investment Manager’s investment direction. The Trustee shall not be required to implement any investment or other direction which is not given to the Trustee in writing or otherwise in accordance with the Trustee’s prescribed form and format. Any instructions received from the Company or an Investment Manager under this Section will remain in effect and will be binding until they are revoked or amended in writing or otherwise in accordance with the Trustee’s prescribed procedures and delivered to the Trustee. The Trustee is not responsible for the propriety of any directed investment, will not be required to consult with or advise the Company or Investment Manager regarding the investment quality of any directed investment, and shall have no obligation to review or make recommendations with respect to any investment made at the direction of the Company or
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Investment Manager. The Trustee will retain custody of any securities or other property acquired as a result of any investment directions received from the Company or Investment Manager until the Company or Investment Manager, as the case may be, directs the Trustee, in writing or otherwise in accordance with prescribed procedures, to dispose of them.

(d)	In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

(e)	The Trustee is not authorized and shall not disclose the name, address, or security positions of the beneficial owners of the Trust in response to requests concerning shareholder communications under Section 14 of the Securities Exchange Act of 1934, the rules and regulations thereunder, or any similar statute, regulation, or rule in effect from time to time.
7.	Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

8.	Records; Annual Account

The Trustee shall maintain appropriate records pertaining to administration of the Trust and the Trust fund and any other records that the Company requests and which the Trustee agrees to maintain. At any time during the Trustee’s normal business hours, the Company or any person designated by the Company may audit and inspect the accounts, books and records of the Trustee maintained in connection with the Trust fund. Within 90 days following the close of each fiscal year of the Trust and within 90 days following the effective date of the removal or resignation of the Trustee or termination of the Trust, the Trustee shall file with the Company a written accounting of all Trust fund transactions since the most recent report was filed. The Company may approve this accounting by giving written notice of approval to the Trustee. The Company will be deemed to have approved any accounting to which it has not objected by giving the Trustee written notice of its objection within 60 days after receiving the accounting. If the Company approves the accounting in writing (or fails to object, in writing, within 60 days after receiving the accounting), the Trustee shall be released and discharged as to all items, matters and things included in that accounting (except as to any item, matter or thing that (i) is attributable to the Trustee’s fraud, criminal violation, or willful misconduct, or (ii) could not have been discovered by a reasonably diligent review of the accounting). The Trustee also may have its accounts settled by judicial proceedings. In such event, only the Trustee and the Company shall be necessary parties although the Trustee, in its discretion, may join as defendants any other person or persons who may have or claim an interest in the Trust Fund. Except as otherwise provided by applicable law, only the Company may require the Trustee to prepare an accounting under this Section or may institute an action or proceeding against the Trustee with respect to any accounting delivered under this Section.
Grantor Trust Agreement

9.	Responsibility of Trustee
(a)	The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by the Company.

(b)	The Trustee shall not be required to defend any suit or other action against the Trust Fund unless it holds assets in the Trust Fund sufficient for, or has been indemnified to its satisfaction for, its reasonable counsel fees, costs, disbursements and all other reasonable associated expenses and liabilities to which it may, in its judgment, be subjected on account of that suit or other action. The Trustee may seek reimbursement for such expenses from the Company as described in Section 9(a) or may apply any asset of the Trust Fund to meet those expenses and liabilities.

(c)	The Trustee has the right, but not the obligation, to consult with counsel of its own choosing, who also may be counsel for the Trustee or the Company, and to act or decline to act in accordance with such counsel’s advice. The Trustee may also act or decline to act in accordance with the opinion or determination of the Company’s auditor with respect to matters within the authority of the auditor. To the extent permitted by law, the Trustee shall have no liability in any respect for any action taken, suffered or omitted in good faith by the Trustee either in accordance with the advice of counsel chosen by the Trustee, or in accordance with any opinion of counsel to the Company addressed and delivered to the Trustee, or in accordance with the opinion or determination of the Company’s auditor.

(d)	The Trustee, may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. The Trustee shall not be liable for any acts or omissions of any such person provided that the Trustee selects and supervises that person in accordance with the standard of care set forth in Section 8(a) of this Agreement.

(e)	Subject to the terms of this Agreement, the Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no responsibility to review the policy or the creditworthiness of the issuer thereof at any time or from time to time or to determine the amount of premium to be paid, and no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy. The Company may make premium payments directly to the insurance carrier with respect to any insurance policy held as an asset of the Trust.
Grantor Trust Agreement

(f)	Each direction, notice, request, or approval by the Company (whether or not certified to the Trustee in writing) shall constitute a certification by the Company to the Trustee that such direction conforms with the Plan(s) and applicable law.

(g)	The Trustee shall not be under any duty to require payment of any contributions to the Trust, or to see that any payment made to it is computed in accordance with the provisions of the Plan(s), or otherwise be responsible for the adequacy of the Trust to meet and discharge any liabilities under the Plan(s).

(h)	Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(i)	Unless otherwise specifically required by this Agreement, directives, instructions and other communications under this Agreement or relating to the Trust Fund (including, without limitation, instructions regarding the investments of the Trust Fund and directions to make benefit payments and other disbursements) must be provided in writing or by telex, fax or facsimile transmission, bank wire or other teleprocess or electronic or trade information system acceptable to the Trustee.

(j)	The duties and obligations of the Trustee shall be limited to those expressly imposed upon it by this Agreement or subsequently agreed upon by the parties in writing, notwithstanding any reference herein to the Plan(s), or to the provisions thereof, it being expressly agreed that the Trustee is not a party to the Plan(s). The Trustee has no responsibility for the application of the terms or administration of the Plan(s), including, without limitation, the determination of matters relating to the eligibility of any employee to become a participant or remain a participant, the amount of benefit which a participant or beneficiary is entitled to receive, whether a distribution to a participant or beneficiary is appropriate, or the size and type of any insurance policy to be purchased from any insurer for any participant; the Company has these responsibilities under the Plan(s).

(k)	Following a Change in Control, the Trustee shall be authorized to interpret the terms and conditions of the Plan(s) insofar as they relate directly or indirectly to the rights and responsibilities of the Trustee.
10.	Indemnification
(a)	To the maximum extent permitted by law, the Trustee shall be indemnified and held harmless by the Company from and against any and all liability to which the Trustee may be subjected as a result of this Agreement or its performance of services hereunder, including, but not limited to, any Liability arising from (i) any action or failure to act resulting from compliance with proper instructions of the Company or any other person authorized by the Company to give directions to the Trustee except to the extent that the Trustee was grossly negligent in implementing any such instruction or direction, or (ii) by reason of any breach of any statutory or other duty owed to the Plan(s) or Plan participants by the Company, or any of its officers, directors, employees, or agents, whether or not
Grantor Trust Agreement

the Trustee may also be considered liable for that other person’s breach under the provisions of applicable law; provided, however, that except as described in (i) and with respect to (ii), Trustee shall not be entitled to indemnification to the extent that such Liability is directly attributable to the Trustee’s gross negligence or willful misconduct. Furthermore, under no circumstances shall the Trustee incur liability to any person for any indirect, consequential or special damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the form of the action in which such a claim may be brought, with respect to the Trust or its role as the Trustee.

(b)	The Trustee, its affiliates, and their officers, agents and employees may bring action against the Company to contribute to the satisfaction of any Liability to the extent that the Liability (i) is not subject to indemnification under Sub-section (a) and (ii) is caused by the culpable conduct of the Company or any of its affiliates or agents, including but not limited to, any Investment Manager.

(c)	The foregoing rights of indemnification and contribution shall not supersede any common law or equitable rights or remedies which may be available.

(d)	For purposes of this Agreement, “Liability” means any liability, loss, cost, damage, penalty, fine, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

(e)	The provisions of this Section 10 shall survive the termination of this Agreement.
11.	Compensation and Expenses of the Trustee
(a)	The Trustee shall be entitled to compensation for its services as set forth in the fee schedule attached hereto as Schedule B, for reimbursement of its out of pocket expenses as provided in this Agreement, and for all other necessary and proper disbursements made or incurred by the Trustee in the performance of its duties and obligations under this Agreement. The Company shall promptly pay or reimburse the Trustee for the payment of any expense or liability named by the Trustee, including (but not limited to) the following payments on the account of the Company: delivery charges, insurance, interest, taxes, management, accountant and legal fees, and other operating expenses of the Trustee incurred in the administration of the Trust. If the Company does not pay the Trustee’s fees, costs, expenses and liabilities within thirty (30) days of being billed, the Trustee may obtain payment from the Trust, and is hereby granted a lien on the assets of the Trust for such payment. The Trustee shall be entitled, as an additional part of its compensation under this Agreement, to the earnings derived from use of funds (“float”) that may be held (i) as uninvested trust cash or (ii) in demand deposit or other non-interest bearing accounts established for the payment of benefits or disbursements or that are otherwise maintained for similar purposes in administering the Trust Fund. Float is earned at the federal funds rate. The float period for disbursements commences one to five business days after a check for the payment of such benefits or Plan disbursements is mailed and ends on the date the check is presented to the Trustee for payment.

(b)	The Trustee is authorized to advance cash or securities to effect the orderly processing and settlement of securities and other financial market transactions in
Grantor Trust Agreement

accordance with the Trustee’s established settlement policies and procedures for overdraft protection services. The Trustee shall promptly notify the Company of any overdraft and shall request immediate steps be taken to correct such overdraft. The Trustee shall be entitled to immediate repayment of any such advanced funds plus the Trustee’s customary overdraft charges determined as follows: (i) with respect to domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the “federal funds” interest rate) or (ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.
12.	Resignation and Removal of Trustee
(a)	The Trustee may resign at any time by giving written notice to the Company at least 60 days before its effective date unless the Company and the Trustee agree to reduce this period.

(b)	Prior to a Change of Control, the Company may remove the Trustee at any time by giving written notice to the Trustee at least 60 days before its effective date unless the Company and the Trustee agree to reduce this period. Upon and after a Change of Control, the Trustee may not be removed by the Company or any successor thereto, without the written consent of sixty-five percent (65%) of the then plan participant, including former plan participants whose benefits have not been fully distributed.

(c)	Upon resignation or removal of the Trustee and appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver all assets to the successor Trustee after reserving such reasonable amount as it shall deem necessary to provide for any expenses and payments then chargeable against the Trust Fund for which the Trust Fund may be liable, or for payment of the retiring Trustee’s fees and expenses in connection with the settlement of its account or otherwise. If the assets so withheld shall be insufficient or excessive for such purposes, the retiring Trustee shall be entitled to reimbursement for any deficiency out of the Trust Fund from the successor the Trustee, or shall deliver the excess to the successor the Trustee, as the case may be.

(d)	If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.
13.	Appointment of Successor
(a)	If the Trustee resigns or is removed in accordance with Section 12(a) or (b) hereof, the Company may appoint as successor any third party, such as a bank trust department or other party that may be granted corporate trustee powers. The appointment of a successor shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the
Grantor Trust Agreement

successor Trustee to evidence the transfer. The Trustee and any successor thereof appointed hereunder shall be a commercial bank which is not an affiliate of Flowserve, but which is a national banking association or is established under the laws of one of the states of the United States.

(b)	The successor Trustee need not examine the records and acts of any prior Trustee, and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes successor Trustee.

(c)	Any corporation into which the Trustee or any successor corporate trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee or any successor trustee may be transferred, shall thereupon become and be the Trustee of the Trust with the same effect as though specifically so named and without the filing of any instrument or performance of any further act.
14.	Amendment or Termination
(a)	This Agreement may be amended by a written instrument executed by the Trustee and the Company.

(b)	The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.
15.	Miscellaneous
(a)	Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)	Benefits payable to Plan participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)	This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its choice of law rules, except that the foregoing shall not reduce any statutory right to choose Ohio law or forum.

(d)	The Company shall certify to the Trustee the names and specimen signatures of those persons entitled to act on behalf of the Company or any Employer. Such certificates will be conclusive proof of the authority of those named until the Trustee is provided with a subsequent certificate stating that such authority is withdrawn. The Trustee may rely upon any instrument, certificate or document it
Grantor Trust Agreement

reasonably believes to be genuine and to have been signed or presented by an authorized person. The Trustee shall not be required to inquire into or to determine the validity of the Plan(s), this Agreement or any other document, instruction or authorization which it believes to be genuine, or their proper execution or adoption by the Company.

(e)	The Company, or its designated agent are responsible for the timely and accurate provision of any necessary information to the Trustee to enable the Trustee to perform its duties hereunder, including, but not limited to information relating to distributions to participants. The Trustee shall not be responsible for the completeness and accuracy of the material and information provided to it under this Agreement.

(f)	The terms and conditions, procedures, and rights and obligations of the parties with respect to the Trustee’s provision of benefit payment, record keeping, funds transfer, depository, banking, and other services for or on behalf of the Plan(s) or Trust may from time to time be described in and/or subject to separate written procedures, agreements, user guides, service terms or other instruments (“Services Documents”), which are hereby incorporated by reference and made a part hereof. In the event of a conflict between this Agreement and any Services Documents, the provisions of the Services Documents shall control with respect to the subject matter thereof, subject at all times to the provisions of applicable law.

(g)	If circumstances beyond the Trustee’s reasonable control, including, but not limited to, natural disasters, acts of war or terrorism, civil or military disturbances, work stoppages, power outages or other interruptions, loss or malfunctions of utilities or communications services, computer viruses, acts of civil or military authority or other governmental action, suspension or restriction of trading on or the closure of any securities markets, or other similar acts, events or conditions, make it impossible for the Trustee to fully perform its duties under this Agreement, then the principles of force majeure will apply and the obligations of the Trustee will be temporarily suspended during the force majeure period to the extent performance is reasonably affected thereby and the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations.

(h)	The Company and the Trustee waive any right to have a jury participate in resolving any controversy, claim, misunderstanding or dispute, whether sounding in contract, tort or otherwise, between or among them arising out of, connected with, related to or incidental to this Agreement or any breach hereof. Instead, the parties hereby agree that any controversies, claims, misunderstandings or disputes to be resolved in court will be resolved in a bench trial without a jury. Notwithstanding anything herein to the contrary, either party may proceed to a court of competent jurisdiction to obtain injunctive relief at any time.

(i)	Only the Company and the Trustee are necessary parties to any action arising under or in connection with this Agreement and notice of any action need not be given to any participant, beneficiary or other person claiming an interest in the Trust Fund. However, the Trustee or the Company may join as a defendant any participant, beneficiary or other person claiming an interest in the Trust Fund.
Grantor Trust Agreement

Any judgment entered or settlement reached on any matter affecting the Trust Fund will be conclusive upon all persons claiming an interest in the Trust Fund, whether or not they were notified of or joined as a party to the action.

(j)	Security Holding Disclosure. With respect to Securities and Exchange Commission Rule 14b-2 under The U.S. Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, Trustee is instructed not to disclose the name, address or Security positions of the Trust in response to shareholder communications requests regarding the Account.

(k)	Any notices given under this Agreement must be given in writing and sent to the other party’s last known address. Such notices shall be deemed given if delivered personally, if mailed (by registered or certified mail, return receipt requested and postage prepaid), if sent by overnight courier service for next business day delivery, by facsimile transmission, or by electronic transmittal with return receipt, to the appropriate address for each party. Such communications shall be effective immediately (if delivered in person or by confirmed facsimile), upon the date acknowledged to have been received in return receipt, or upon the next business day (if sent by overnight courier service). Each party to this Agreement shall notify all other parties of any change in its address in the manner provided in this Section.

(l)	Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Trustee to implement reasonable procedures to verify the identity of any person that opens a new Account with it. Accordingly, Company acknowledges that Section 326 of the USA PATRIOT Act and Trustee’s identity verification procedures require Trustee to obtain information which may be used to confirm Company’s identity including without limitation Company’s name, address and organizational documents (“identifying information”). Company may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Company agrees to provide Trustee with and consents to Trustee obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by Trustee.
16.	Effective Date

The effective date of this Agreement shall be February 11, 2011.
Grantor Trust Agreement

FLOWSERVE CORPORATION	JPMORGAN CHASE BANK, N.A.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Grantor Trust Agreement

Schedule A -Plans Covered by this Agreement
The Duriron Company, Inc. Deferred Compensation Plan for Directors
The Duriron Company, Inc. Supplemental Pension Plan
The Duriron Company, Inc. Retirement Compensation Plan for Directors effective January 1, 1989
The Duriron Company, Inc. 1989 Restricted Stock Plan
Flowserve Corporation Annual Incentive Compensation Plan for Senior Executives
Flowserve Corporation Annual Stock Incentive Compensation Plan for Senior Executives
Flowserve Corporation Deferred Compensation Plan
Flowserve Corporation Director Stock Deferral Plan
Flowserve Corporation Director Cash Deferral Plan
Grantor Trust Agreement